EXHIBIT 24.3.7.

                INDEPENDENT AUDITOR'S AGREEMENT WITH DISCLOSURES

                                       OF

                          MENDOZA BERGER & COMPANY, LLP

                             DATED JANUARY 15, 2004

                                     MENDOZA
                                     BERGER
                                  COMPANY, LLP
--------------------------------------------------------------------------------
                          CERTIFIED PUBLIC ACCOUNTANTS

                INDEPENDENT AUDITOR'S AGREEMENT WITH DISCLOSURES

Office of the Chief Accountant
Securities and Exchange Commission

Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:   MSTG Solutions, Inc., a Nevada corporation
               SEC Commission File Number 333-101552
               Form SB-2 (Amendment No. 5) - Agreement with Disclosures

To the Office of the Chief Accountant:


We are in agreement with the accompanying balance sheet of MSTG Solutions, Inc., a Nevada corporation as of July 31, 2002, and the related statements of income, changes in stockholders' equity (deficit), and cash flows for the year ended July 31, 2002, that are stated in Form SB-2 (Amendment No. 5). We are also in agreement with the disclosures to the financial statements of MSTG Solutions, Inc., a Nevada corporation in Form SB-2 (Amendment No. 5) as they relate to the balance sheet of MSTG Solutions, Inc. , a Nevada corporation, as of July 31, 2002, and the results of its operations and cash flows for the year ended July 31, 2002.

MENDOZA BERGER & COMPANY, LLP
CERTIFIED PUBLIC ACCOUNTANTS

/s/  Mendoza Berger & Company, LLP

Irvine, California
January 15, 2004